Exhibit 10.40

Employee, Consultant & Director

4-Year Form

RESTRICTED UNITS AGREEMENT

Pursuant to the terms of the Cheniere Energy Partners, L.P. Long-Term Incentive Plan

1. Grant of Restricted Units. Cheniere Energy Partners GP, LLC, a Delaware limited liability company (“Company”), hereby awards to                                                   (“Participant”) all rights, title and interest in the record and beneficial ownership of [xx,xxx] units (the “Restricted Units”) of common units of Cheniere Energy Partners, L.P. (the “Partnership”) (“Units”), subject to and in accordance with the terms and conditions of this document. This Restricted Units Agreement (“Restricted Units Agreement”) is dated as of [xx/xx/xx]. The Restricted Units are awarded pursuant to and to implement in part the Cheniere Energy Partners, L.P. Long-Term Incentive Plan (as amended and in effect from time to time, the “Plan”) and are subject to the restrictions, forfeiture provisions and other terms and conditions of the Plan, which is hereby incorporated herein and is made a part hereof, and this Restricted Units Agreement. By execution of this Restricted Units Agreement, Participant agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan as implemented by the Restricted Units Agreement, together with all rules and determinations from time to time issued by the Committee pursuant to the Plan. All capitalized terms have the meanings set forth in the Plan unless otherwise specifically provided. All references to specified paragraphs pertain to paragraphs of this Restricted Units Agreement unless otherwise provided.

2. Custody of Restricted Units. The certificate(s) evidencing the Restricted Units shall be issued and registered on Company’s books and records in the name of Participant as soon as practicable following the date of this Restricted Units Agreement. Company shall retain physical possession and custody of each certificate representing the Restricted Units until such time as the Restricted Units become vested, and the restrictions imposed thereon lapse, in accordance with Paragraph 4 below. Participant will deliver to Company a power in substantially the form of Exhibit A attached hereto, endorsed in blank, with respect to each award of the Restricted Units. Each certificate shall bear a restrictive legend in substantially the following form:

The units represented by this certificate have been issued pursuant to the terms of the Cheniere Energy Partners, L.P. Long-Term Incentive Plan (as amended and restated) and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of the Restricted Units Agreement dated                     , 200  .

Upon the written request of Participant following the vesting of any portion of the Restricted Units and the removal of any restrictions thereon in accordance with Paragraph 4 below, Company will promptly issue a certificate for Units, without such restrictive legend, with respect to the vested portion of the previously Restricted Units registered on Company’s books and records in the name of Participant. Following the expiration of the Restricted Period, Company will promptly issue a certificate for Units, without such restrictive legend, for any previously Restricted Units that have vested and with respect to which the restrictions imposed thereon have lapsed to the extent a certificate has not previously been reissued without a restrictive legend as provided in the preceding sentence.

3. Risk of Forfeiture. Participant shall immediately forfeit all rights to any Restricted Units which have not vested and with respect to which the restrictions thereon have not lapsed in the event of the termination, resignation, or removal of Participant from employment or other service with Company and its Affiliates under circumstances that do not cause Participant to become fully vested, and the restrictions on such Restricted Units to lapse, under the terms of the Plan.

4. Restricted Period; Vesting; Change in Control. Subject to the provisions of this Restricted Units Agreement including, without limitation, the following provisions of this Paragraph 4, Participant shall vest in his or her rights to the Restricted Units and the restrictions imposed thereon shall lapse with respect to 25% of the Restricted Units on the first anniversary of the date hereof, and shall vest at 25% on the second anniversary of the date hereof with another 25% on the third anniversary of the date hereof and with the remainder of the Restricted Units vesting on the fourth anniversary of the date hereof.

The period from the date hereof until the Restricted Units have become one hundred percent (100%) vested and the restrictions thereon have lapsed shall be referred to as the “Restricted Period.”

If Participant’s employment or other service with Company and its Affiliates shall be terminated for any reason, any Restricted Units outstanding at the time of such termination and all rights thereunder shall be forfeited and no further vesting shall occur, and Company shall have the right to repurchase or recover forfeited Restricted Units for the amount of any cash paid therefor; provided, however, that any Restricted Units not then vested shall vest upon the death or Disability of Participant.

In the event of a Change in Control, then any Restricted Units not then vested shall vest in the event of the termination, resignation or removal of a Participant from employment or other service with Company and its Affiliates for any reason within one (1) year from the effective date of such Change in Control.

5. Transferability. During the Restricted Period, Participant shall not sell, assign, transfer, pledge, exchange, hypothecate, or otherwise dispose of any Restricted Units. Upon receipt by Participant of certificate(s) representing vested Units without a restrictive legend pursuant to Paragraph 2 above, Participant may hold or dispose of the Units represented by such certificate(s), subject to compliance with (i) the terms and conditions of the Plan and this Restricted Units Agreement, (ii) applicable federal or state securities laws or other applicable law, (iii) applicable rules of any exchange on which Company’s securities are traded or listed, and (iv) Company’s rules or policies as established by Company in its sole discretion.

6. Ownership Rights and Unit Distribution Rights. Prior to any forfeiture of Restricted Units, Participant shall, subject to the terms and restrictions of this Restricted Units Agreement and the Plan, have all rights with respect to the Restricted Units awarded hereunder including the right to vote the Restricted Units, whether or not vested in accordance with Paragraph 4 above, and the right to receive all distributions (whether in the form of cash, units, other securities or other property), paid or delivered thereon from and after the date hereof in accordance with the following provisions. [During the Restricted Period, distributions (whether in the form of cash, units, other securities or other property) paid or delivered on any Restricted Units shall be credited to a bookkeeping account for the benefit of Participant. In the event of the forfeiture of any Restricted Units, Participant shall have no further rights with respect to such Restricted Units and shall forfeit any such distributions credited to the account for the benefit of Participant which are related to the forfeited Restricted Units. To the extent Restricted Units shall become vested and the restrictions imposed thereon shall have lapsed pursuant to Paragraph 4 above, all such distributions, if any, credited to the account for the benefit of Participant shall be distributed to Participant without interest. Such distribution shall occur as soon as practicable, but in no event later than the fifteenth (15th) day of the third (3rd) month following the date on which vesting occurs and the restrictions lapse. Participant’s right to any amounts credited to such account shall not rise above those of a general creditor of Company.] [During the Restricted Period, distributions (whether in the form of cash, units, other securities or other property) paid or delivered on any Restricted Units shall be paid to the Participant without restriction. Such distribution shall occur no later than the end of the calendar year in which the distributions are paid to unitholders.]

7. Adjustment of Units. In the event of any distribution (whether in the form of cash, Common Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of Partnership, issuance of warrants or other rights to purchase Units or other securities of Partnership, or other similar transaction or event affects the Units then the Committee shall, in such manner as it may deem equitable, make adjustments to the terms and provisions of this Restricted Units Agreement pursuant to Section 4(c) of the Plan in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

8. Certain Restrictions. By executing this Restricted Units Agreement, Participant agrees that if at the time of delivery of certificates for the Restricted Units issued hereunder any sale of the Restricted Units is not covered by an effective registration statement filed under the Securities Act of 1933 (“Act”), the certificates so delivered may contain such legends as Company shall require and Participant will acquire the Restricted Units for Participant’s own account and without a view to resale or distribution in violation of the Act or any other securities law, and upon any such acquisition Participant will enter into such written representations, warranties and agreements as Company may reasonably request in order to comply with the Act or any other securities law or with this Restricted Units Agreement. Participant agrees that Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of Restricted Units hereunder to comply with any law, rule or regulation that applies to the Restricted Units subject to this Restricted Units Agreement.

9. Amendment and Termination. The Restricted Units Agreement may not be terminated by the Committee at any time without the written consent of Participant. This Restricted Units Agreement may be amended in writing by Company and Participant, provided Company may amend this Restricted Units Agreement unilaterally (i) if the amendment does not adversely affect Participant’s rights hereunder in any material respect, (ii) if Company determines that an amendment is necessary to comply with Rule 16b-3 under the Exchange Act or other applicable law, or (iii) if Company determines that an amendment is necessary to meet the requirements of the Code or to prevent adverse tax consequences to Participant. No amendment or termination of the Plan will adversely affect the rights and privileges of Participant under this Restricted Units Agreement or to the Restricted Units granted hereunder without the written consent of Participant.

10. No Guarantee of Service. Neither this Restricted Units Agreement nor the award of Restricted Units evidenced hereby shall confer upon Participant any right with respect to continuance of employment or other service with Company or any Affiliate, nor shall it interfere in any way with any right Company or any Affiliate would otherwise have to terminate such Participant’s employment or other service at any time.

11. Tax Matters.

(a) Company shall have the right to (i) make deductions from the number of Restricted Units otherwise deliverable upon vesting of the Restricted Units and satisfaction of the conditions precedent under this Restricted Units Agreement in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations.

(b) Under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price paid, if any, for the Restricted Units and their fair market value on the date of vesting when any forfeiture restrictions applicable to Restricted Units lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include Company’s rights to reacquire the unvested Restricted Units described above. Participant may elect to be taxed at the effective time of this award when the Restricted Units are acquired rather than when the Restricted Units vest and cease to be subject to such forfeiture restrictions by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date hereof, as well as by providing the Company with a copy of such election at that time. If such an election is made, Participant will have taxable income to the extent the purchase price, if any, is less than the fair market value of the Restricted Units on the date hereof. No taxable income will be incurred to the extent the purchase price, if any, is at least equal to the fair market value of the Restricted Units on the date hereof. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you as the Restricted Units vest and the forfeiture restrictions lapse.

PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY, AND NOT COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b) IF PARTICIPANT ELECTS TO DO SO, EVEN IF PARTICIPANT REQUESTS COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON PARTICIPANT’S BEHALF. PARTICIPANT MUST AND IS RELYING SOLELY ON PARTICIPANT’S OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY SECTION 83(b) ELECTION.

(c) Neither Company nor the Board or Committee makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for the benefits under this Restricted Units Agreement.

12. Community Interest of Spouse. The community interest, if any, of any spouse of Participant in any Restricted Units shall be subject to all of the terms, conditions and restrictions of this Restricted Units Agreement and the Plan.

13. Severability. In the event that any provision of this Restricted Units Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Restricted Units Agreement, and this Restricted Units Agreement shall be construed and enforced as of the illegal, invalid, or unenforceable provision had never been included herein.

14. Governing Law. This Restricted Units Agreement shall be construed in accordance with the laws of the State of Delaware to the extent federal law does not supersede and preempt Delaware law.

COMPANY:

CHENIERE ENERGY PARTNERS GP, LLC

By:
Printed Name:
Title:

PARTICIPANT:

By:
(Signature)

Exhibit A

Assignment Separate from Certificate

FOR VALUE RECEIVED,                                                   (“Participant”) hereby sells, assigns and transfers unto Cheniere Energy Partners GP, LLC, a Delaware limited liability company (the “Company”),                                                   (                    ) Common Units of Company represented by Certificate No.             herewith and does hereby irrevocably constitute and appoint                                                  , or his designee or successor, attorney to transfer the said Common Units on the books of Company with full power of substitution in the premises.

Dated:                     , 20    .

Participant’s Signature

Spouse Consent (if applicable)

                                                  (“Participant’s Spouse”) indicates by the execution of this Assignment his or her consent to be bound by the terms of the Restricted Units Agreement as to his or her interests, whether as community property or otherwise, if any, in the Common Units of Company.

Signature of Participant’s Spouse

INSTRUCTIONS: PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE. THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE COMPANY TO EXERCISE ITS REPURCHASE RIGHT SET FORTH IN THE RESTRICTED UNITS AGREEMENT WITHOUT REQUIRING ADDITIONAL SIGNATURES ON THE PART OF THE PURCHASER.